1

Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES SECOND QUARTER 2019 FINANCIAL RESULTS

Santa Clara, Calif.—July 29, 2019—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and six months ended June 29, 2019.

Q2 Highlights

-	Photonics backlog grew to $43.4 million at quarter-end, and has since increased to approximately $83 million with receipt of new record order
-	Photonics revenues of over $9 million, highest level since mid-2017
-	Shipped VERTEX Spectra™ evaluation system to leading display cover glass manufacturer
-	Finalized agreement to ship INTEVAC MATRIX® PVD evaluation system to leading outsourced semiconductor assembly and test (“OSAT”) manufacturer in the advanced semiconductor packaging market
-	ENERGi® customer requested accelerated deliveries of remaining tools in backlog
-	Revenues exceeded guidance primarily as a result of accelerated timing of hard disk drive (“HDD”) media upgrades into the first half of the year
-	Two new independent directors, Dotty Hayes and Michele Klein, appointed to the Board

“The second quarter of 2019 was an important period of progress toward our growth and profitability objectives,” commented Wendell Blonigan, president and chief executive officer. “We delivered financial results that exceeded our forecast, with a strong quarter-over-quarter rebound in Photonics revenues and a pull-in of technology upgrades in our HDD media business. The rebound in Photonics revenues is being driven primarily by the IVAS contract award announced last December, which has since expanded in scope – to total $31.5 million – the largest Photonics award on record until this month. Earlier in July, we announced a new record order in Photonics, a $40 million award for multi-year night-vision camera deliveries in support of the U.S. Government. These record orders in Photonics support the continued growth trajectory for this business as well as demonstrate the key enabling role served by our digital night-vision technology.

“We also made significant progress during the quarter in our Thin-film Equipment (“TFE”) growth initiatives, finalizing evaluation agreements for both the VERTEX Spectra in the display cover glass market, and the INTEVAC MATRIX PVD system for advanced semiconductor packaging. The Spectra shipped in June, has now been installed, and we expect it will be quickly qualified for decorative back-cover glass applications by a leading display cover glass manufacturer. The MATRIX is scheduled to ship in the fourth quarter to a leading OSAT manufacturer, where we expect it will demonstrate the compelling technological and cost-of-ownership benefits of our platform. We are also ahead of schedule to ship the five ENERGi solar ion implant systems in the third quarter. Our positive results and progress during the second quarter support our objectives for revenue growth and profitability going forward,” added Mr. Blonigan. “Finally, in the second quarter we were pleased to announce the appointment of two new directors to our Board. Ms. Hayes and Ms. Klein bring a strong combination of company leadership, financial expertise and industry experience, and we look forward to their contributions to our Board.”

($ Millions, except per share amounts)	Q2 2019		Q2 2018
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$22.3	$22.3	$26.1	$26.1
Operating Income (Loss)	$(0.9)	$(0.9)	$0.1	$0.1
Net Loss	$(1.2)	$(1.2)	$(0.2)	$(0.2)
Net Loss per Share	$(0.05)	$(0.05)	$(0.01)	$(0.01)

	Six Months Ended		Six Months Ended
	June 29, 2019		June 30, 2018
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$47.1	$47.1	$44.1	$44.1
Operating Loss	$(2.9)	$(2.9)	$(5.1)	$(5.0)
Net Loss	$(3.6)	$(3.6)	$(5.3)	$(5.2)
Net Loss per Share	$(0.16)	$(0.16)	$(0.24)	$(0.23)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Second Quarter 2019 Summary

The net loss for the quarter was $1.2 million, or $0.05 per diluted share, compared to a net loss of $167,000, or $0.01 per diluted share, in the second quarter of 2018. The non-GAAP net loss was $1.2 million or $0.05 per diluted share, compared to the second-quarter 2018 non-GAAP net loss of $158,000 or $0.01 per diluted share.

Revenues were $22.3 million, including $13.3 million of TFE revenues and $9.1 million of Photonics revenues. TFE revenues consisted of one 200 Lean HDD system, upgrades, spares and service. Photonics revenues consisted of $5.1 million of research and development contracts and $4.0 million of product sales. In the second quarter of 2018, revenues were $26.1 million, including $20.8 million of TFE revenues, which consisted of two 200 Lean HDD systems, upgrades, spares and service, and Photonics revenues of $5.3 million, which included $2.5 million of product sales and $2.8 million of research and development contracts.

TFE gross margin was 38.9% compared to 41.7% in the second quarter of 2018 and 31.5% in the first quarter of 2019. The decline from the second quarter of 2018 was primarily due to lower revenues and lower factory absorption, while the increase from the first quarter of 2019 was primarily due to more favorable product mix.

Photonics gross margin was 35.4% compared to 20.4% in the second quarter of 2018 and 21.5% in the first quarter of 2019. The improvement from the second quarter of 2018 and the first quarter of 2019 was primarily due to higher revenue levels and improved margins on both product sales and research and development contracts. Consolidated gross margin was 37.5%, compared to 37.4% in the second quarter of 2018 and 29.2% in the first quarter of 2019.

R&D and SG&A expenses were $9.3 million, compared to $9.7 million in the second quarter of 2018 and $9.2 million in the first quarter of 2019.

Order backlog totaled $93.7 million on June 29, 2019, compared to $102.6 million on March 30, 2019 and $64.6 million on June 30, 2018. Backlog at June 29, 2019 included four 200 Lean HDD systems and five ENERGi solar ion implant systems. Backlog at March 30, 2019 included five 200 Lean HDD systems and five ENERGi solar ion implant systems. Backlog at June 30, 2018 included three 200 Lean HDD systems and twelve ENERGi solar ion implant systems.

The Company ended the quarter with $40.5 million of total cash, restricted cash and investments and $87.8 million in tangible book value, defined as total stockholders’ equity, less intangible assets.

First Six Months 2019 Summary

The net loss was $3.6 million, or $0.16 per diluted share, compared to a net loss of $5.3 million, or $0.24 per diluted share, for the first six months of 2018. The non-GAAP net loss was $3.6 million or $0.16 per diluted share, compared to the first-half 2018 non-GAAP net loss of $5.2 million or $0.23 per diluted share.

Revenues were $47.1 million, including $32.2 million of TFE revenues and $14.9 million of Photonics revenues, compared to first-half 2018 revenues of $44.1 million, which included $33.6 million of TFE revenues and $10.4 million of Photonics revenues.

TFE gross margin was 34.6%, a decline compared to 39.4% in the first six months of 2018, as a result of lower revenues and less favorable product mix. Photonics gross margin was 29.9% compared to 13.4% in the first six months of 2018. The improvement from the first half of 2018 was primarily due to higher revenue levels and improved margins on both product sales and research and development contracts. Consolidated gross margin was 33.1%, compared to 33.2% in the first six months of 2018.

R&D and SG&A expenses were $18.5 million compared to $19.7 million in the first six months of 2018. The lower level of expenses reflects lower spending on development costs.

Use of Non-GAAP Financial Measures

Intevac's non-GAAP results exclude the impact of the following, where applicable: changes in fair value of contingent consideration liabilities associated with business combinations and restructuring. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company's website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Conference ID 9965957.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-Film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company's website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, oDLC® and ENERGi® are registered trademarks and VERTEX Spectra™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, timing of shipments in TFE, future revenue growth potential for Photonics, and the future financial performance of Intevac, such as achieving growth and profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company's stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net revenues
TFE	$13,264	$20,848	$32,209	$33,637
Photonics	9,050	5,250	14,932	10,435
Total net revenues	22,314	26,098	47,141	44,072
Gross profit	8,357	9,761	15,597	14,636
Gross margin
TFE	38.9%	41.7%	34.6%	39.4%
Photonics	35.4%	20.4%	29.9%	13.4%
Consolidated	37.5%	37.4%	33.1%	33.2%
Operating expenses
Research and development	3,431	4,984	7,417	9,151
Selling, general and administrative	5,854	4,703	11,098	10,533
Acquisition-related[1]	—	9	7	8
Total operating expenses	9,285	9,696	18,522	19,692
Total operating income (loss)	(928)	65	(2,925)	(5,056)
Income (loss) from operations
TFE	(1,291)	1,220	(1,892)	(1,289)
Photonics	1,487	(444)	846	(1,654)
Corporate	(1,124)	(711)	(1,879)	(2,113)
Total operating income (loss)	(928)	65	(2,925)	(5,056)
Interest and other income (expense)	163	133	322	278
Income (loss) before income taxes	(765)	198	(2,603)	(4,778)
Provision for income taxes	417	365	971	525
Net loss	$(1,182)	$(167)	$(3,574)	$(5,303)
Net loss per share
Basic and diluted	$(0.05)	$(0.01)	$(0.16)	$(0.24)
Weighted average common shares outstanding
Basic and diluted	22,991	22,461	22,923	22,284

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 29, 2019	December 29, 2018
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$36,842	$34,791
Accounts receivable, net	18,317	27,717
Inventories	32,590	30,597
Prepaid expenses and other current assets	1,997	2,528
Total current assets	89,746	95,633
Long-term investments	2,437	4,372
Restricted cash	1,255	1,169
Property, plant and equipment, net	11,055	11,198
Operating lease right-of-use-assets	10,503	—
Intangible assets, net	581	889
Deferred income tax and other long-term assets	8,302	8,809
Total assets	$123,879	$122,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$2,486	$—
Accounts payable	5,708	6,053
Accrued payroll and related liabilities	5,221	4,689
Other accrued liabilities	4,100	4,952
Customer advances	7,916	14,314
Total current liabilities	25,431	30,008
Non-current liabilities
Non-current operating lease liabilities	9,925	—
Other long-term liabilities	176	2,438
Total non-current liabilities	10,101	2,438
Stockholders’ equity
Common stock ($0.001 par value)	23	23
Additional paid in capital	185,466	183,204
Treasury stock, at cost	(29,089)	(29,047)
Accumulated other comprehensive income	455	378
Accumulated deficit	(68,508)	(64,934)
Total stockholders’ equity	88,347	89,624
Total liabilities and stockholders’ equity	$123,879	$122,070

Note: Amounts as of December 29, 2018 are derived from the December 29, 2018 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$(928)	$65	$(2,925)	$(5,056)
Change in fair value of contingent consideration obligations[1]	—	9	7	8
Restructuring charges[2]	—	—	—	95
Non-GAAP Operating Income (Loss)	$(928)	$74	$(2,918)	$(4,953)
Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(1,182)	$(167)	$(3,574)	$(5,303)
Change in fair value of contingent consideration obligations[1]	—	9	7	8
Restructuring charges[2]	—	—	—	95
Non-GAAP Net Loss	$(1,182)	$(158)	$(3,567)	$(5,200)
Non-GAAP Net Loss Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.05)	$(0.01)	$(0.16)	$(0.24)
Change in fair value of contingent consideration obligations[1]	$—	$—	$—	$—
Restructuring charges[2]	$—	$—	$—	$—
Non-GAAP Net Loss Per Diluted Share	$(0.05)	$(0.01)	$(0.16)	$(0.23)
Weighted average number of diluted shares	22,991	22,461	22,923	22,284

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for the six months ended June 30, 2018 include severance and other employee-related costs related to a restructuring program.